Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of March 27, 2012 by and among REDDY ICE CORPORATION, a Nevada corporation (the “Borrower”), the various financial institutions and other Persons from time to time parties hereto (collectively, the “Lenders”) and MACQUARIE BANK LIMITED, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in to the Credit Agreement (as hereinafter defined).

RECITALS:

WHEREAS, Borrower, the Administrative Agent and the Lenders entered into that certain Amended and Restated Credit Agreement dated as of October 22, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that Administrative Agent and Required Lenders amend certain provisions of the Credit Agreement as set for herein;

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendments.

(a)                                 Section 1.1 of the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the applicable alphabetical order:

“‘AR Sale Window’ is defined in the definition of Permitted Factored Receivables.”

“‘Permitted Factored Receivables’ means sales of certain accounts receivable on a non-recourse basis so long as (i) no Default or Event of Default exists at the time of any such sale or sales and (ii) all such sales occur between March 1 and July 15 of 2012 or between March 1 and July 15 of 2013 (each an “AR Sale Window”), and (iii) the maximum value of all unamortized accounts receivable (based on the gross amount of such unamortized accounts receivable, amortized on a straight line basis over 45 days from the date of such sales) over any consecutive 45-day period that may be outstanding at any one time in each AR Sale Window shall not exceed $10,000,000 in the aggregate.”

(b)                                 Section 3.1.1(d) of the Credit Agreement.  Section 3.1.1(d) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“In the event the Borrower or any of its Subsidiaries receives any Net Disposition Proceeds (other than the proceeds of Permitted Factored Receivables) or Net Casualty Proceeds, the Borrower shall (subject to the proviso hereto), within 5 Business Days of such receipt, deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds or Net Casualty Proceeds, and, to the extent the aggregate amount of such proceeds received by the Borrower and their respective Subsidiaries in any Fiscal Year exceeds $1,000,000, the Borrower shall (or shall cause such Subsidiary to) make a mandatory prepayment of the Loans in an amount equal to 100% of such excess; provided that, upon written notice by the Borrower to the Administrative Agent not more than 5 Business Days following receipt of any Net Disposition Proceeds (other than the proceeds of Permitted Factored Receivables) or Net Casualty Proceeds, such proceeds may be retained by the Borrower and its Subsidiaries (and be excluded from the prepayment requirements of this clause) if (A) the Borrower informs the Administrative Agent in such notice of its good faith intention to apply (or cause one or more of its Subsidiaries to apply) such Net Disposition Proceeds or Net Casualty Proceeds to the acquisition of other assets or properties in the U.S. consistent with the businesses permitted to be conducted pursuant to Section 7.2.1 (including by way of merger or Investment), and (B) within 365 days following the receipt of such Net Disposition Proceeds or Net Casualty Proceeds, such proceeds are applied or committed to such acquisition.  The amount of such Net Disposition Proceeds (other than Permitted the proceeds of Factored Receivables) or Net Casualty Proceeds unused or uncommitted after such 365 day period shall be applied to prepay the Loans as set forth in Section 3.1.2; provided that in the event the Borrower or such Subsidiary has not applied such committed but unused Net Disposition Proceeds or Net Casualty Proceeds for such acquisition within eighteen months following the receipt of such Net Disposition Proceeds or Net Casualty Proceeds, all of such committed but unused Net Disposition Proceeds or Net Casualty Proceeds shall be applied to prepay the Loans as set forth in Section 3.1.2 at the end of such eighteen-month period.  At any time after receipt of any such Net Disposition Proceeds (other than the proceeds of Permitted Factored Receivables) or Net Casualty Proceeds in excess of $2,500,000 during any Fiscal Year (individually or in the aggregate) but prior to the application thereof to a mandatory prepayment or the acquisition of other assets or properties as described above, the Borrower shall deposit (or cause to be deposited) an amount equal to such excess into a cash collateral account (the “Proceeds Account”) maintained with (and subject to documentation reasonably satisfactory to) the Administrative Agent for the benefit of the Secured Parties (and over which the Administrative Agent shall have a first priority perfected Lien that benefits from the priorities established for Priority Payment Lien Obligations under the First Lien Intercreditor Agreement) pending such application as a prepayment or to be released as requested by the Borrower in respect of such acquisition.  Amounts deposited in such cash collateral account shall be invested in Cash Equivalent Investments, as directed by the Borrower.”

(c)                                  Section 7.2.3 of the Credit Agreement.  Section 7.2.3 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subclause (o) thereof, (ii) deleting the period at the end of subclause (p) thereof and inserting “;” in lieu thereof and (c) inserting new subclause (q) to read as follows:

“Liens securing Indebtedness in an amount not to exceed $10,000,000 and secured solely by real property of the Borrower, in connection with any term loan facility provided by Macquarie Bank Limited.”

(d)                                 Section 7.2.4(b) of the Credit Agreement.  Section 7.2.4(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Commencing on July 15, 2013, the Borrower will not permit Minimum Liquidity to be less than $5,000,000 at any time.”

(e)                                  Section 7.2.10 of the Credit Agreement.  Section 7.2.10 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subclause (k) thereof, (ii) deleting the period at the end of subclause (l) thereof and inserting “;” in lieu thereof and (c) inserting new subclause (m) to read as follows:

“Sales of Permitted Factored Receivables, so long as such sales are conducted on an arm’s length basis and Borrower receives at least an upfront amount of 70% of the face amount in cash for such sales.”

2.                                      Conditions to Effectiveness.  This Amendment shall be effective upon the following:

(a)                                 execution and delivery of this Amendment by the Borrower, Administrative Agent and the Required Lenders;

(b)                                 the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(c)                                  no Default or Event of Default shall be in existence;

(d)                                 the Administrative Agent shall have received in cash the non-refundable upfront/amendment fee set forth in that certain Letter of Interest between the Borrower and Macquarie Bank Limited;  and

(e)                                  the Administrative Agent and each Lender shall have received payment in cash of all costs and expenses incurred in connection with this Amendment and the transactions contemplated herein.

3.                                      Representations and Warranties.  In order to induce Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to Administrative Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Amendment), that:

(a)                                 the execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting, creditors’ rights generally and the effects of general principles of equity;

(b)                                 on and as of the effectiveness of this Amendment after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(c)                                  at the time of and immediately following the date hereof, no Default or Event of Default shall be in existence; and

(d)                                 by its signature below, the Borrower agrees that it shall constitute an Event of Default if any representation or warranty made above should be false or misleading in any material respect.

4.                                      Post-Closing Covenant.  At any time following the effective date of this Amendment, at the sole discretion of Administrative Agent, the Borrower shall be required to provide perfected second priority mortgages on the collateral securing term loans that have been funded under any term loan facility provided by Macquarie Bank Limited.

5.                                      Miscellaneous.

5.1                               Effect; Ratification.

(a)                                 Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)                                 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(c)                                  The Borrower acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Administrative Agent of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Administrative Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Administrative Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

5.2                               Counterparts and Signatures by Fax.  This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.  Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

5.3                               Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.4                               Loan Document.  This Amendment shall constitute a Loan Document.

5.5                               Release.  To the extent not otherwise set forth herein, the Borrower hereby remises, releases, acquits, satisfies and forever discharges the Administrative Agent and the Lenders, each of their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Administrative Agent or the Lenders, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Administrative Agent or the Lenders their agents, employees, officers, directors, attorneys and all persons acting or purporting to act on behalf of or at the direction of the Administrative Agent or the Lenders (“Releases”), for, upon or by reason of any matter, cause or thing whatsoever through the date hereof in connection with this Amendment or the Loan Documents.  Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest:  (a) the right of the Administrative Agent and the Lenders to exercise their rights and remedies described in this Amendment; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Administrative Agent, the Lenders or other Releases in connection with this Amendment or the Loan Documents.

5.6                               GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

REDDY ICE CORPORATION

By:	/s/ Steven J. Janusek
Print Name:	Steven J. Janusek
Title:	Chief Financial Officer

MACQUARIE BANK LIMITED, as Administrative Agent and a Lender

By:	/s/ Andrew Dainton
Name:	Andrwe Dainton
Title:	Associate Director